Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS AGREEMENT.  THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.  A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RESEARCH AGREEMENT

This Research Agreement (“Agreement”) is between Illumina, Inc., a Delaware corporation with a principal place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”), and Trovagene, Inc., a Delaware corporation with a principal place of business at 11055 Flintkote Avenue, San Diego, CA 92121 (“Trovagene”), and is effective as of the date of last signature below (the “Effective Date”).  Illumina and Trovagene may be referred to each individually as a “Party” or collectively as “Parties.”

WHEREAS, Illumina has expertise in the development and commercialization of genetic analysis technology (“Illumina Technology”), including without limitation DNA and RNA library preparation and sequencing technology, instruments, protocols and reagents, (collectively, “Sequencing Technology”);

WHEREAS, Trovagene has expertise in the development and commercialization of technology for isolating, extracting, and genetic analysis of nucleic acids from urine (“Transrenal Technology”), including without limitation amplification and detection technology, protocols and reagents; and

WHEREAS, the Parties desire to evaluate the potential for integrating Trovagene’s Transrenal Technology with Illumina’s Sequencing Technology, as set forth in the Research Plan attached as Exhibit A (the “Research Plan”).

NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the Parties hereby agree as follows:

1.             Performance of Research Plan.  Each Party will use commercially reasonable efforts to perform the activities assigned to it under the Research Plan in accordance with the timelines set forth in the Research Plan.  Each Party will undertake the performance of such activities in a professional manner, consistent with industry standards, and in compliance with all applicable laws and regulations.  Each Party will have sole responsibility for determining the protocols, procedures, reagents, and instruments it uses to perform its activities under the Research Plan.  No Party represents or warrants that the evaluation will be a success. Except as expressly set forth in this Agreement, no Party is obligated to perform any development, collaboration, or evaluation activities, or provide any samples, instruments, reagents, or software to the other Party.  No fees of any kind will be paid by any Party to the other Party for performance of activities set forth in the Research Plan.

2.             Provision of Samples to Illumina.  From time to time as set forth in the Research Plan, or as the Parties mutually determine in writing, a Party (in each case, the “Sample Providing Party”) may transfer to the other Party human samples, including without limitation urine extracted DNA (“Samples”).  In each case the Sample Providing Party will ensure that any such Samples and any accompanying information, including any clinical information, are de-identified and anonymized, and are devoid of personally identifiable information. The Sample Providing Party will be responsible for the costs and expenses of obtaining and shipping Samples to the other Party and will label, package, and transport Samples in accordance with all applicable laws and regulations.  Each Sample Providing Party represents and warrants that: (i) all Samples provided or used under this Agreement will have been obtained with all necessary consents and approvals; and (ii) the Sample Providing Party has the right to use and transfer the Samples in accordance with the Research Plan.  It is solely the responsibility of the Sample Providing Party to ensure that all appropriate consents and approvals have been received to allow the Samples to lawfully be delivered

CONFIDENTIAL

to, and used by, the other Party for use in the Research Plan.  For the avoidance of doubt, any use of samples not provided under the Research Plan is not subject to this Agreement.

3.             Results, Publication, Reagents and Procedures.

3.1          The data generated from performance of the Research Plan relating to urine samples only (not tissue or blood samples), including without limitation raw, annotated, and summarized sequencing data, is referred to in this Agreement as the “Results.”  Complete copies of Results collected by each Party shall be provided to the other Party within thirty (30) days of collection.  For the avoidance of doubt, the Parties agree that Results shall not include any data or information owned by a collaborator of either Party.  Illumina and Trovagene shall jointly own the Results and each Party acknowledges that the Results that are provided to it under this Agreement are for performing the Research Plan only.  For avoidance of doubt the Parties are still obligated to share and/or discuss data from the tissue and blood samples as described in the Research Plan.

3.2          Each Party shall agree, in writing, prior to any publication or public presentation of the Results or other results generated from performance of the Research Plan (each, a “Publication”), and any Publication will appropriately cite the contributions of each Party using customary standards of scientific attribution.  Each Party will provide the other Party with a draft of any Publication at least thirty (30) days prior to submission for publication or presentation.  A non-publishing Party may identify any of its Confidential Information in the draft Publication in a written notice to the publishing Party, and the publishing Party will delete such Confidential Information prior to submission for publication or presentation.  A non-publishing Party may also identify any of its Intellectual Property in the proposed Publication for which it desires to file a patent application and request in writing that the publishing Party either delete the information or delay the Publication until the earlier of the patent application filing date or sixty (60) days after written notice requesting the delay, and the publishing Party will so either delete or delay.

3.3          All libraries of nucleic acid sequences obtained from urine Samples that are generated from performance of the Research Plan are referred to in this Agreement as “Reagents.”  Each Party shall provide all Reagents generated by the Party to the other Party within thirty (30) days after written request by the other Party if any Reagents remain after completing the Research Plan.  If requested, Illumina will share with Trovagene the protocol used to generate the Reagents to the extent it is publicly available or to the extent any of it constitutes Foreground IP.

4.             Commercialization.

4.1.         *

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

5.             Intellectual Property.

5.1.         “Intellectual Property” means any data, discoveries, inventions, works of authorship, designs, principles, methods, protocols, processes, techniques, software, algorithms, patents and patent applications, know-how, copyrights, trademarks, service marks, trade secrets, and other intellectual property and proprietary rights (regardless of whether such rights are registered, unregistered, pending registration, or capable or incapable of being registered).

5.2.         “Background IP” means Intellectual Property generated prior to the Effective Date or generated outside of this Agreement after the Effective Date.  Each Party will retain all of its Background IP.  Illumina’s Background IP includes without limitation Intellectual Property embodied in or relating to Illumina’s instruments, devices, reagents, protocols, software, and analysis tools (including without limitation Illumina’s Sequencing Technology).  Trovagene’s Background IP includes without limitation Intellectual Property embodied in or relating to Trovagene’s Transrenal Technology (e.g., U.S. Pat. No. 6,251,638 and U.S. Pat. Appln. Nos. 12/505,183 and 13/898,449).  No Party grants (either expressly or by implication) any other Party any rights in or to its Background IP under this Agreement.

5.3.         “Foreground IP” means any Intellectual Property generated in the course of performing the Research Plan or which otherwise arises under this Agreement. Inventorship of any Foreground IP shall be determined in accordance with U.S. patent laws.  Ownership of Foreground IP shall follow inventorship, subject to this Section 5.3, and Foreground IP may be owned solely by a Party or jointly by the Parties.

(i)                                     *

(ii)                                  *

5.4.         “Joint IP” means Foreground IP that is jointly owned by more than one Party (each a “Joint Owner”) in accordance with U.S. patent laws or by virtue of Section 5.3.  Each Joint Owner of Joint IP will have a joint and undivided interest in such Joint IP.  Each Joint Owner may use, license, and otherwise exploit such Joint IP throughout the world without the consent of, or any obligation to account to, the other Joint Owner.  The Parties will negotiate in good faith the allocation of responsibilities for prosecution of any Joint IP.  Each Joint Owner will cooperate with the other Joint Owner in registering, maintaining, protecting, and enforcing Joint IP, and will take such actions and execute such documents as the other Joint Owner may reasonably request in connection therewith.  Each Joint Owner agrees that it may be joined in any action that requires the joinder or agreement of all co-owners at the expense of the Party initiating the action.

5.5.         Each Party will ensure that its employees, agents and other individuals who participate in the Research Plan have effectively and irrevocably assigned to such Party in writing any and all rights they may have in or to Foreground IP.

5.6.         No Party will file, or cause to be filed, any patent application contrary to, or asserting ownership which is in any manner inconsistent with, the ownership and assignment provisions set forth in this Section 5.  Promptly upon the written request of a Party affected by a breach (whether or not intentional) of this Section, the breaching Party will assign any such patent application or resulting patent to the affected Party.

5.7.         This Agreement constitutes a “joint research agreement” as that term is used in 35 USC Section 102(c).

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

6.             Confidential Information.

6.1.         The Parties acknowledge that, by virtue of the activities to be performed under this Agreement, each Party (in this case, the “Receiving Party”) may have access to information that another Party (in this case, the “Disclosing Party”) disclosed to it and considers to be confidential (“Confidential Information”). All disclosures of Confidential Information in written or tangible form will be identified or marked as “confidential” and/or “proprietary.”  Any disclosure of Confidential Information in oral or visual form will be identified as “confidential” and/or “proprietary” at the time of disclosure and confirmed in writing by the Disclosing Party within thirty (30) calendar days of such disclosure.  During the Term of this Agreement and for a period of seven (7) years thereafter, the Receiving Party will hold the Disclosing Party’s Confidential Information in confidence using at least the degree of care that is used by the Receiving Party with respect to its own confidential information, which will in no event be less than reasonable care in light of the nature of the Confidential Information.  The Receiving Party will only disclose the Confidential Information of the Disclosing Party on a “need to know” basis to those of its employees, agents, and affiliates who are bound by confidentiality obligations with respect to such Confidential Information that are at least as stringent as those set forth in this Agreement. Except as necessary in furtherance of the Research Plan, the Receiving Party may not use the Disclosing Party’s Confidential Information for any purpose.  Confidential Information will at all times remain the property of the Disclosing Party. Upon the written request of the Disclosing Party the Receiving Party will promptly return to the Disclosing Party or destroy all tangible embodiments of the Confidential Information in any format, as requested by the Disclosing Party.  Notwithstanding the foregoing, the Receiving Party may maintain one copy of the Disclosing Party’s Confidential Information solely for purposes of determining and complying with its obligations under this Agreement.

6.2.         Notwithstanding Section 6.1, the following information will not constitute Confidential Information: (i) information that, at the time of disclosure to the Receiving Party, is in the public domain; (ii) information that, after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement or another agreement between the Parties; (iii) information that was in the Receiving Party’s possession at the time of disclosure by the Disclosing Party and not subject to another obligation of confidentiality to the Disclosing Party; (iv) information developed by or for the Receiving Party without reference to the Confidential Information of the Disclosing Party; or (v) information that the Receiving Party receives from a third party on a non-confidential basis, provided such information was not obtained, to the knowledge of the Receiving Party, by such third party from the Disclosing Party on a confidential basis.

6.3.         The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent required by court order, operation of law, or rule or regulation of a governmental agency, provided that: (i) the Receiving Party promptly notifies the Disclosing Party of the specifics of such requirement prior to the actual disclosure or promptly thereafter if prior disclosure is impractical under the circumstances; (ii) discloses only the minimum amount of Confidential Information as is required; and (iii) cooperates with Disclosing Party, and takes such actions as Disclosing Party may reasonably request, to limit such disclosure or mitigate the effects of such disclosure.

6.4.         The Parties recognize that execution of the Research Plan requires the use of human Samples provided by both Trovagene and Illumina and derivatives of such Samples, including but not limited to urine samples, isolated nucleic acids, and transrenal nucleic acids, and copies and derivatives thereof (collectively, the “Urine Samples”).  The Parties agree that (i) all Urine Samples shall be treated as Confidential Information as provided for in Section 6; and (ii) no Urine Sample may be provided to any third party unless approved in advance by the Party providing the Urine Sample in writing.

7.             Representations and Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT: (i) EACH PARTY ACKNOWLEDGES AND AGREES THAT THE MATERIALS, INFORMATION, AND RESULTS PROVIDED BY THE OTHER PARTIES UNDER THE RESEARCH PLAN

ARE BEING PROVIDED “AS IS”; AND (ii) NO PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH REGARD TO SUCH MATERIALS, INFORMATION, AND RESULTS INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF SAFETY, ACCURACY, UTILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ALL SUCH WARRANTIES ARE DISCLAIMED.

8.             Indemnification. Each Party will indemnify, defend, and hold the other Parties and their affiliates, and their respective officers, directors, agents, and employees (together with the indemnified Party, each an “Indemnitee”) harmless from and against any and all third party claims, liabilities, judgments and expenses (including reasonable attorneys’ fees and costs) arising from actions or inactions under this Agreement (collectively “Claims”), to the extent caused by such Party’s gross negligence, willful misconduct, or breach of this Agreement, except to the extent such Claims are caused by an Indemnitee’s gross negligence, willful misconduct, or breach of this Agreement.  The obligations set forth in this Section 8 are conditioned upon the Indemnitee Party: (i) providing prompt written notice to the indemnifying Party of the Claim; (ii) cooperating with the indemnifying Party’s reasonable requests in connection with the defense of the Claim; and (iii) providing the indemnifying Party the right to control the defense or settlement of the Claim; provided that the indemnifying Party may not make any admission on behalf of any Indemnitee or settle any Claim without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld.

9.             Limitations on Liability. IN NO EVENT WILL A PARTY BE LIABLE TO ANOTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE).  EXCEPT FOR LIABILITIES ARISING UNDER SECTION 5 (INTELLECTUAL PROPERTY), SECTION 6 (CONFIDENTIAL INFORMATION) OR SECTION 8 (INDEMNIFICATION), OR LIABILITIES ARISING FROM THE WILLFUL BREACH OF THIS AGREEMENT, EACH PARTY’S TOTAL AND CUMULATIVE LIABILITY TO ANOTHER PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT WILL IN NO EVENT EXCEED $1,000,000.  THE LIMITATIONS SET FORTH IN THIS SECTION WILL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.          Term of Agreement.

10.1        Unless earlier terminated in accordance with Section 10.2, the term of this Agreement will begin on the Effective Date and continue until the earlier of thirty (30) days after completion of the Research Plan or the one (1) year anniversary of the Effective Date unless extended by mutual written agreement of the Parties (the “Term”).

10.2        A Party may terminate this Agreement upon thirty (30) business days prior written notice to the other Party.  Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination, nor preclude a Party from pursuing any and all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.  The following provisions will survive any termination or expiration of this Agreement: 2, 3.2, 5, 6, 7, 8, 9, and 11.

11.          Miscellaneous.

11.1.         Independent Contractors. The relationship between the Parties is that of independent contractors only and does not constitute, and may not be construed as constituting, a partnership, joint venture, agency, or other relationship.  No Party has any authority to bind the other Party or assume any obligations for the other Party.

11.2.         Publicity; Use of Names. The existence and terms of this Agreement constitute Confidential Information of each Party.  No Party may issue a press release or make a similar public announcement regarding this Agreement or the Research Plan without the prior written consent of the other Party. No Party will use the name or trademarks of the other Party or its affiliates without the prior written permission of such other Party.

11.3.         Assignment and Delegation; Successors and Assigns.  This Agreement may not be assigned or otherwise transferred, and a Party’s obligations under this Agreement may not be delegated, by a Party without the prior written consent of the other Party.  Any purported assignment or delegation of this Agreement by a Party in contradiction to this Section 11.3 will be void and of no effect.  Without limiting the foregoing restrictions on assignment and delegation, this Agreement will be binding upon, and will inure to the benefit of, the successors and assigns of each Party.

11.4.         Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of California (without reference to its choice of law provisions). The Parties agree and consent to the exclusive jurisdiction and venue of the state and federal courts located in San Diego County, California.

11.5.         Entire Understanding. This Agreement (including the exhibits attached hereto) represents the entire understanding between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous (oral or written) proposals, understandings, representations, conditions, warranties, covenants, and all other communications between the Parties respecting the subject matter hereof.

11.6.         Amendment and Waiver. This Agreement may not be amended except by a writing signed by authorized representatives of each Party. A waiver of any breach or provision of this Agreement may only be made in a writing signed by an authorized representative of the waiving Party.  Any waiver of a particular provision or breach of this Agreement by a Party may not be construed as, or constitute, a continuing waiver of such provision or breach, or of other breaches of the same or other provisions of this Agreement.

11.7.         Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement will not be affected and will remain in full force and effect, and the Agreement will be interpreted as if such provision were not included in this Agreement, provided that the Parties will in good faith negotiate an amendment to the Agreement to replace the excluded provision with a legal, valid, and enforceable provision that addresses the intent of the excluded provision.

11.8.         Interpretation.  The headings in this Agreement are for purposes of convenience of reference only and may not be considered in the construction or interpretation of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement, and no presumption or burden of proof may arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.9.         Injunctive Relief; Cumulative Remedies.  Each Party acknowledges that its breach of Section 5 (Intellectual Property) or Section 6 (Confidential Information) may cause irreparable damage to the other Parties.  Therefore, in the event of any such breach or threatened breach, the non-breaching Party will be entitled to seek injunctive relief.  The exercise of any right or remedy provided in this Agreement will be without prejudice to the right to exercise any other right or remedy under this Agreement or which is otherwise available at law or in equity.

11.10.      Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be an original and all of which will constitute one and the same instrument.  Signatures delivered by electronic file or facsimile will be deemed to be original signatures.

11.11.      Notice. Any notice given under this Agreement must be in writing and delivered to the address for such Party set forth on the signature page of this Agreement, via certified mail return receipt requested, or via overnight courier.  A Party may from time to time change its address for notices by providing written notice of such change to the other Parties in writing in accordance with this Section 11.11.  Any notice will be deemed given upon receipt by the addressee, which may be confirmed by a delivery receipt.

SIGNATURE PAGE TO

RESEARCH AGREEMENT

This Agreement is executed by an authorized representative of each Party on the date set forth below, to be effective as of the Effective Date.

Trovagene:

By:	/s/ Michael Terry

Name:	Michael Terry
Title:	VP Corporate Development
Date:	6-20-2013

Address for notices:
Attn: VP Corporate Development
Trovagene, Inc.
11055 Flintkote Ave.
San Diego, CA 92121

Illumina:

By:	/s/ Nicholas Naclerio

Name:	Nicholas Naclerio
Title:	SVP Corporate & Venture Development
Date:	6-20-2013

Address for notices:
Illumina, Inc.
Attn: General Counsel
5200 Illumina Way
San Diego, CA 92122

EXHIBIT A

Research Plan

*

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.